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                                                                    Exhibit 4.18

                  [FORM OF FIXED-RATE SENIOR MEDIUM-TERM NOTE]

REGISTERED                                                            REGISTERED

                         THE CHASE MANHATTAN CORPORATION
                  FIXED RATE SENIOR MEDIUM-TERM NOTE, SERIES _

No.                                               $

ORIGINAL ISSUE DATE:    INTEREST RATE:           MATURITY DATE:

___________________       ________%               __________________

INTEREST PAYMENT DATES: REPAYMENT PROVISIONS, IF ANY:

____________________    ____________________________________________

OTHER PROVISIONS:       REDEMPTION DATES AND PRICES, IF ANY:

__________________      ____________________________________________

            [This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of Cede & Co., the nominee of The Depository Trust Company (the "Depositary"). This Global Security is exchangeable for Securities registered in the name of a Person other than the Depositary or it nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances. The Depositary will not sell, assign, transfer or otherwise convey any beneficial interest in this Global Security unless such beneficial interest is in an amount equal to an authorized denomination for Securities of this series, and the Depositary, by its acceptance hereof, agrees to be so bound.]

            [Unless this Security is presented by an authorized representative of the Depositary to The Chase Manhattan Corporation or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL
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since the registered owner hereof, Cede & Co., has an interest herein.]

            The Chase Manhattan Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to
                  [CEDE & CO.]

, or registered assigns, the principal sum of
                                                         DOLLARS on the
Maturity Date shown above, and to pay interest thereon from the Original Issue Date from the most recent Interest Payment Date to which interest has been paid or duly provided for, on each Interest Payment Date, commencing on the first Interest Payment Date succeeding the Original Issue Date of this Security, unless the Original Issue Date is on or after the Regular Record Date for such Interest Payment Date, in which event interest will be payable commencing on the next succeeding Interest Payment Date, at the rate shown above, until the principal hereof is paid or made available for payment. If the Maturity Date or any Interest Payment Date falls on a day that is not a Business Day, payment of principal, premium, if any, and interest with respect to this Security will be paid on the next succeeding Business Day with the same force and effect as if made on the Maturity Date or such Interest Payment Date, and no interest on such payment will accrue from and after the Maturity Date or such Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to below, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business
Day), next preceding such Interest Payment Date; provided, however, that interest payable on the Maturity Date, or upon earlier redemption or repayment, if any, will be payable to the Person to whom principal shall be payable. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on such Regular Record Date, and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall have been given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.


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      [Funds for the payment of the principal of (and premium, if any) and interest on this Security on any Interest Payment Date and at the Maturity Date will be made available to the Paying Agent. As soon as possible thereafter, the Paying Agent will pay such funds to the Depositary, and the Depositary will allocate and pay such funds to the owners of beneficial interests of this Security in accordance with its existing operating procedures.]

      This Security is one of a duly authorized series of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture dated as of December 1, 1989 (herein called the "Indenture"), between the Company and The Chase Manhattan Bank (National Association) and succeeded to by Bankers Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated as the Fixed Rate Senior Medium-Term Notes, Series _ of the Company. The Securities may mature at different times, bear interest at different rates, be denominated in different currencies and be redeemable at different times or not at all.

      Except as provided herein, this Security is not redeemable prior to the Maturity Date. If this Security is redeemable, it may be redeemed at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, on the dates or on or after the date set forth above at the percentage or percentages of the principal amount set forth above, plus accrued and unpaid interest to the date fixed for redemption.

      If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.

      Interest on the Securities of this series shall be computed on the basis of a 360-day year of twelve 30-day months.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of


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the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holders of Securities of this series shall be conclusive and binding upon the Holder of this Security and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (if any) on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations set forth therein and herein, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest (if any) on this Security are payable, duly endorsed by, or accompanied by, a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      Unless otherwise indicated herein, the Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.


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      Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      All capitalized terms used but not defined in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      This Security shall be governed by and construed in accordance with the laws of the State of New York.


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      Unless the Certificate of Authentication hereon has been executed by the
Trustee or an Authenticating Agent, by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by its duly authorized officers and has caused its corporate seal, or a facsimile thereof, to be affixed hereto.

                                          THE CHASE MANHATTAN CORPORATION


                                          By:  __________________________


                  [SEAL]              Attest:  __________________________
                                           [Name]
                                           [Title]

AUTHENTICATING AGENT'S CERTIFICATE OF AUTHENTICATION:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Bankers Trust Company, as Trustee

By:  The Chase Manhattan Bank
     Authenticating Agent


By:___________________
   Authorized Signer


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                                 ABBREVIATIONS

      The following abbreviations, when used in the inscription on this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

            TEN COM--as tenants in common
            TEN ENT--as tenants by the entireties
            JT TEN-- as joint tenants with right of survivorship
                      and not as tenants in common

            UNIF GIFT MIN ACT--.............Custodian...........................
                                          (Cust)                    (Minor)

                  under Uniform Gifts to Minors Act

                  .................................
                                     (State)

     Additional abbreviations may also be used though not in the above list.


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                          -----------------------------

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
      Identifying Number of Assignee:

_____________________________

________________________________________________________________________________

                   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                     INCLUDING POSTAL ZIP CODE OF ASSIGNEE:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

the within Security and all rights thereunder, hereby irrevocably constituting and appointing ___________________________________________
______________________________________________________ attorney to transfer said
Security on the books of the Company, with full power of substitution in the premises.

Dated:  ___________________   _________________________

                              _________________________

NOTICE: The signature(s) to this assignment must correspond with the name as written upon the within instrument in every particular, without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED: __________________________

NOTICE: The signature(s) must be guaranteed by an eligible guarantor institution (e.g., banks, securities brokers or dealers, credit unions, national securities exchanges and savings associations) which is a member of or participant in a signature guarantee program recognized by the Security Registrar pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.


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